EXHIBIT 10.1
INDEMNITY AGREEMENT
     THIS AGREEMENT is made and entered into effective as of the ___day of ___, by and between Elcom International, Inc., a Delaware corporation (the “Corporation”), and ___(“Indemnitee”), a Director [Executive Officer] of the Corporation.
     WHEREAS, it is essential to the Corporation to retain and attract as Directors [Executive Officers] the most capable persons available; and
     WHEREAS, the substantial increase in corporate litigation subjects directors and officers to expensive litigation risks at the same time that the availability of directors’ and officers’ liability insurance has been severely limited; and
     WHEREAS, it is now the express policy of the Corporation to indemnify its Directors [Executive Officers] so as to provide them with the maximum possible protection permitted by law; and
     WHEREAS, in addition, because the statutory indemnification provisions of the Delaware General Corporation Law expressly provide that they are non-exclusive, it is the policy of the Corporation to indemnify Directors and Executive Officers of the Corporation who have entered into settlements of derivative suits provided they have not breached the applicable statutory standard of conduct; and
     WHEREAS, Indemnitee does not regard the protection available under the Corporation’s Certificate of Incorporation and insurance, if any, as totally adequate in the present circumstances, and considers it necessary and desirable to his continued service as a Director [Executive Officer] to have maximum protection, and the Corporation desires Indemnitee to serve in such capacity; and
     WHEREAS, the Delaware General Corporation Law provides that indemnification of the Directors and Executive Officers of the Corporation may be authorized by agreement, and the Corporation’s Certificate of Incorporation provides that indemnification provided thereunder is not to be deemed exclusive, and therefore contracts of this nature may be entered into between the Corporation and Indemnitee with respect to indemnification of Indemnitee as a Director [Executive Officer] of the Corporation.
     NOW, THEREFORE, for good and valuable consideration, the sufficiency and adequacy of which is hereby acknowledged, the Corporation and Indemnitee do hereby agree as follows:
     1.    Agreement to Serve; Acknowledgement Thereof. Indemnitee agrees to serve or continue to serve as a Director [Executive Officer] of the Corporation for so long as he is duly elected or appointed or until such time as he tenders his resignation in writing or is otherwise terminated or properly removed from office.
     The Corporation expressly confirms and agrees that it has entered into this agreement and assumed the obligations imposed on the Corporation hereby in order to induce Indemnitee to continue to serve as a Director [Executive Officer] of the Corporation, and acknowledges that Indemnitee is relying upon this agreement in continuing in such capacity.
     2.    Definitions. As used in this Agreement:
(a)	The term “Proceeding” shall include any threatened, pending, or completed action, suit or proceeding, whether brought by or in the right of the Corporation or otherwise and whether of a civil, criminal, administrative or investigative nature, in which Indemnitee may be or may have been involved as a party or otherwise, by reason of the fact that Indemnitee is or was a Director [Executive Officer] of the Corporation, by reason of any action taken by him or of any inaction on his part while acting as such a Director [Executive Officer], or by reason of the fact that he is or was serving at the request of the Corporation as a director, partner, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise; in each case whether or not he is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification or reimbursement can be provided under this Agreement.
(b)	The term “Expenses” shall include, without limitation, expenses of investigations, judicial or administrative proceedings or appeals, attorney’s fees and disbursements and any expenses of establishing a right to indemnification under Paragraph 9 of this Agreement, but shall not include the amount of judgments, fines or penalties against or settlements paid by Indemnitee.
(c)	References to “other enterprise” shall include, without limitation, employee benefit plans; references to “fines” shall include, without limitation, any excise tax assessed with respect to any employee benefit plan; references to “serving at the request of the Corporation” shall include, without limitation, any service as a Director [Executive Officer] of the Corporation which imposes duties on, or involves services by, such Director [Executive Officer] with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Agreement.
     3.    Indemnity in Third-Party Proceedings. The Corporation shall indemnify Indemnitee and Indemnitee’s spouse (if any) in accordance with the provisions of this Paragraph 3 if Indemnitee is a party to or threatened to be made a party to or otherwise involved in any Proceeding (other than a Proceeding by or in the right of the Corporation to procure a judgment in its favor) by reason of the fact that Indemnitee is or was a Director [Executive Officer] of the Corporation, or is or was serving at the request of the Corporation as a director, partner, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all Expenses, judgments, settlements, fines and penalties, actually and reasonably incurred by

Indemnitee or his spouse (if any) in connection with the defense or settlement of such Proceeding, but only if Indemnitee acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation and, in the case of a criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. The termination of any such Proceeding by judgment, order of court, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal proceeding, that such person had reasonable cause to believe that his conduct was unlawful. Notwithstanding anything contained herein to the contrary, except as is provided in the final paragraph of Paragraph 9 hereof, the Corporation shall not be required hereby to indemnify Indemnitee with respect to any Proceeding against the Corporation that was initiated, directly or indirectly, by the Indemnitee.
     4.    Indemnity for Expenses in Proceedings By Or In the Right of the Corporation. The Corporation shall indemnify Indemnitee and Indemnitee’s spouse (if any) in accordance with the provisions of this Paragraph 4 if Indemnitee is a party to or threatened to be made a party to or otherwise involved in any Proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that Indemnitee is or was a Director [Executive Officer] of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against all Expenses actually and reasonably incurred by Indemnitee or his spouse (if any) in connection with the defense or settlement of such Proceeding, but only if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification for Expenses shall be made under this Paragraph 4 in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Corporation, unless and only to the extent that any court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper. Notwithstanding anything contained herein to the contrary, except as is provided in the final paragraph of Paragraph 9 hereof, the Corporation shall not be required hereby to indemnify Indemnitee with respect to any Proceeding against the Corporation that was initiated, directly or indirectly, by the Indemnitee.
     5.    Indemnity for Amounts Paid in Settlement in Proceedings By Or In the Right of the Corporation. The Corporation shall indemnify Indemnitee and Indemnitee’s spouse (if any) in accordance with the provisions of this Paragraph 5 if Indemnitee is a party to or threatened to be made a party to any Proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that Indemnitee is or was a Director [Executive Officer] of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against all amounts actually and reasonably paid in settlement by Indemnitee or his spouse (if any) in connection with any such Proceeding, but only if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation. Notwithstanding anything contained herein to the contrary, except as is provided in the final paragraph of Paragraph 9 hereof, the Corporation shall not be required hereby to indemnify Indemnitee with respect to any Proceeding against the Corporation that was initiated, directly or indirectly, by the Indemnitee. In addition, notwithstanding anything contained herein to the contrary, the Corporation shall not be required hereby to indemnify Indemnitee with respect to amounts paid in settlement of any claims under Section 16(b) of the Securities Exchange Act of 1934 for so-called six (6) months “short swing profits.”
     6.    Indemnification of Expenses of Successful Party. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any Proceeding or in defense of any claim, issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection therewith.
     7.    Advances of Expenses. Any Expenses incurred by or on behalf of Indemnitee pursuant to Paragraphs 3 or 4 in any Proceeding shall be paid by the Corporation in advance upon the written request of Indemnitee if Indemnitee shall undertake to (a) repay such amount to the extent that it is ultimately determined that Indemnitee is not entitled to indemnification hereunder, and (b) reasonably cooperate with the Corporation concerning the action, suit or proceeding giving rise to the Expenses.
     8.    Right of Indemnitee to Indemnification Upon Application; Procedure Upon Application. Any indemnification under Paragraphs 3, 4, 5, and 6 shall be made no later than thirty (30) days after receipt by the Corporation of the written request of Indemnitee therefor, unless a determination is made within said thirty (30) day period by (a) the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such Proceeding, or (b) independent legal counsel, agreed to by the Corporation, in a written opinion (which counsel shall be appointed if such a quorum is not obtainable), that the Indemnitee has not met the relevant standards for indemnification set forth in Paragraphs 3, 4, 5, or 6.
          The right to indemnification or advances as provided by this Agreement shall be enforceable by Indemnitee in any court of competent jurisdiction. There shall exist in such action a rebuttable presumption that Indemnitee has met the applicable standard(s) of conduct and is therefore entitled to indemnification pursuant to this Agreement, and the burden of proving that the relevant standards have not been met by Indemnitee shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors or independent legal counsel) prior to the commencement of such action to have made a determination that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation (including its Board of Directors or independent legal counsel) that Indemnitee has not met such applicable standard of conduct, shall (a) constitute a defense to the action, (b) create a presumption that Indemnitee has not met the applicable standard of conduct, or (c) otherwise alter the presumption in favor of Indemnitee referred to in the preceding sentence. Indemnitee’s Expenses reasonably incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such action also shall be indemnified by the Corporation.
     9.    Allowance for Compliance with SEC Requirements. Indemnitee acknowledges that the Securities and Exchange Commission (“SEC”) has expressed the opinion that indemnification of directors and officers from liabilities under the Securities Act of 1933 (“Act”) is against public policy as expressed in the Act and is, therefore, unenforceable. Indemnitee hereby agrees that it will not be a breach of this Agreement for the Corporation to undertake with the Commission in connection with the registration for sale of any stock or other securities of the Corporation from time to time that, in the event a claim for indemnification against such liabilities (other than the payment by the Corporation of expenses incurred or paid by a Director [Executive Officer] of the Corporation in the successful defense of any action, suit or proceeding) is asserted in connection with such stock or other securities being registered, the Corporation will, unless in the opinion of its legal counsel the matter has been settled by controlling precedent, submit to a court of competent jurisdiction on the question of whether or not such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue. Indemnitee further agrees that such submission to a court of competent jurisdiction shall not be a breach of this Agreement.
     10.    Indemnification Hereunder Not Exclusive. The indemnification provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under the Certificate of Incorporation or the By-Laws of the Corporation, any agreement, any vote of stockholders or disinterested Directors, the General Corporation Law of the State of Delaware, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.
     The indemnification under this Agreement shall continue as to Indemnitee even though he may have ceased to be a Director [Executive Officer] and shall inure to the benefit of the heirs, executors and personal representatives of Indemnitee.
     11.    Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporation for some claims, issues or matters, but not as to other claims, issues or matters, or for some or a portion of the Expenses, judgments, fines or penalties actually and reasonably incurred by him or amounts actually and reasonably paid in settlement by him in the investigation, defense, appeal or settlement of any Proceeding, but not for the total amount thereof, the Corporation shall nevertheless indemnify Indemnitee for the portion of such claims, issues or matters or Expenses, judgments, fines, penalties or amounts paid in settlement to which Indemnitee is entitled.
     12.    Reimbursement to Corporation by Indemnitee; Limitation on Amounts Paid by Corporation. To the extent Indemnitee has been indemnified by the Corporation hereunder and later receives payments from any insurance carrier covering the same Expenses, judgments, fines, penalties or amounts paid in settlement so indemnified by the Corporation hereunder, Indemnitee shall immediately reimburse the Corporation hereunder for all such amounts received from the insurer.
          Notwithstanding anything contained herein to the contrary, Indemnitee shall not be entitled to recover amounts under this Agreement which, when added to the amount of indemnification payments made to, or on behalf of, Indemnitee, under the Certificate of Incorporation or By-Laws of the Corporation, in the aggregate exceed the Expenses, judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by Indemnitee and/or Indemnitee’s spouse (if any) (“Excess Amounts”). To the extent the Corporation has paid Excess Amounts to Indemnitee and/or Indemnitee’s spouse (if any), Indemnitee shall be obligated to immediately reimburse the Corporation for such Excess Amounts.

     13.    Continuation of Rights and Obligations. All rights and obligations of the Corporation and Indemnitee hereunder shall continue in full force and effect despite the subsequent amendment or modification of the Corporation’s Certificate of Incorporation or By-Laws, as such are in effect on the date hereof, and such rights and obligations shall not be affected by any such amendment or modification, any resolution of Directors or stockholders of the Corporation, or by any other corporate action which conflicts with or purports to amend, modify, limit or eliminate any of the rights or obligations of the Corporation and/or Indemnitee hereunder.
     14.    Amendment and Modification. This Agreement may only be amended, modified or supplemented by the written agreement of the Corporation and Indemnitee.
     15.    Assignment. This Agreement shall not be assigned by the Corporation or Indemnitee without the prior written consent of the other party thereto, except that the Corporation may freely assign its rights and obligations under this Agreement to any subsidiary for whom Indemnitee is serving as a director and/or officer thereof; provided, however, that no permitted assignment shall release the assignor from its obligations hereunder. Subject to the foregoing, this Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, successors and assigns, including, without limitation, any successor to the Corporation by way of merger, consolidation and/or sale or disposition of all or substantially all of the capital stock of the Corporation.
     16.    Saving Clause. If this Agreement or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, the Corporation shall nevertheless indemnify Indemnitee as to Expenses, judgments, fines, penalties and amounts paid in settlement with respect to any Proceeding to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated or by any other applicable law.
     17.    Counterparts. This Agreement may be executed in two or more fully or partially executed counterparts each of which shall be deemed an original binding the signer thereof against the other signing parties, but all counterparts together shall constitute one and the same instrument. Executed signature pages may be removed from counterpart agreements and attached to one or more fully executed copies of this Agreement.
     18.    Notice. Indemnitee shall, as a condition precedent to his right to be indemnified under this Agreement, give to the Corporation notice in writing as soon as practicable of any claim made against him for which indemnity will or could be sought under this Agreement. Notice to the Corporation shall be directed to the Corporation at: Elcom International, Inc., 10 Oceana Way, Norwood, Massachusetts 02062, Attention: Corporate Secretary (or such other address as the Corporation shall designate in writing to Indemnitee). Notice shall be deemed received three days after the date postmarked if sent by prepaid mail, properly addressed.
     19.    Applicable Law. All matters with respect to this Agreement, including, without limitation, matters of validity, construction, effect and performance shall be governed by the internal laws of the State of Delaware applicable to contracts made and to be performed therein between the residents thereof (regardless of the laws that might otherwise be applicable under principles of conflicts of law).

     IN WITNESS WHEREOF, the parties hereby have caused this Agreement to be duly executed and signed effective as of the day and year first above written.

ELCOM INTERNATIONAL, INC. THE “CORPORATION”
By:

Its:

“INDEMNITEE”

ELCOM INTERNATIONAL, INC.
List Of Directors And/Or Executive Officers
With Indemnity Agreements
With The Company

Name of Indemnitees	Capacity in Which Indemnified	Date of Agreement
Robert J. Crowell	Executive Officer and Director	October 9, 1995
William W. Smith	Director	October 9, 1995
Laurence F. Mulhern	Executive Officer	October 9, 1995
John W. Ortiz	Director	October 9, 1995
Richard J. Harries, Jr.	Director	October 9, 1995
John E. Halnen	Executive Officer and Director	August 27, 2003
Sean P. Lewis	Director	March 30, 2006
John R. Kovalcik, Jr.	Former Executive Officer and Former Director	October 9, 1995
David Wolf	Former Executive Officer	October 9, 1995
Andres Escallon	Former Executive Officer	October 9, 1995
J. Richard Cordsen	Former Director	October 9, 1995
James Rousou	Former Executive Officer and Director	May 30, 1996
Peter F. McAree	Former Executive Officer	August 22, 1997
James G. Jameson	Former Executive Officer and Former Director	April 13, 1998
Michael J. McEachern	Former Executive Officer	April 6, 1999
Peter Rendall	Former Executive Officer	April 12, 1999
Paul J. Mueller	Former Executive Officer	March 29, 2000
Scott M. Soloway	Former Executive Officer	March 29,2000

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